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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



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                                    FORM 8-K

                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):  July 1, 1996

                                 Biofield Corp.
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             (Exact name of registrant as specified in its charter)


     Delaware                           0-27848                 13-3703450
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(State or other jurisdiction of      (Commission             (I.R.S. Employer
incorporation or organization)       File Number)            Identification No.)


1225 Northmeadow Parkway Suite 120, Roswell, GA                     30076
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   (Address of principal executive offices)                       (Zip Code)



Registrant's telephone number, including area code:    (770) 740-8180
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                                 Not Applicable
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         (Former name or former address, if changed since last report)









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Item 5.  Other Events



     Biofield Corp. (the "Company"), pursuant to its Preferred Stock and Warrant Purchase Agreement dated March 3, 1995 (the "Series C Agreement", incorporated by reference to Exhibit 10.10 to the Company's Registration Statement No. 333-00796), and as a result of the Company's plans to submit its Pre-Market Approval Application ("PMA") for the Biofield Diagnostic System to the United States Food and Drug Administration ("FDA") after June 30, 1996, issued warrants to purchase 357,192 shares of Common Stock of the Company to shareholders who are party to the Series C Agreement. Said warrants were issued on July 1, 1996, have an exercise price of $9.18 per share, and expire on March 3, 2000.

     The Company is in the process of analyzing the data from its U.S. Multi-center Study. The final results will be included in the PMA for the Biofield Diagnostic System. As previously reported, the Company plans to submit the PMA to the FDA later this year.














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                                   Signatures


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                     Biofield Corp.




Dated: July 3, 1996                  By: /s/ KENNETH W. ANSTEY
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                                         Kenneth W. Anstey
                                         President, Chief Executive
                                         Officer and Director